Exhibit 99.1

Vital Therapies Announces second quarter 2017 Financial Results

- 95 of Targeted 150 Subjects Enrolled in VTL-308 as of August 2nd

SAN DIEGO, August 3, 2017 (GLOBE NEWSWIRE) -- Vital Therapies, Inc. (Nasdaq: VTL), a biotherapeutic company developing ELAD®, a cell-based therapy targeting the treatment of acute forms of liver failure, today announced results for the second quarter ended June 30, 2017.

Key Recent Developments

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Since the Company’s last quarterly update reported on May 9, 2017, enrollment has continued at a rate of about 9 subjects per month at sites in the United States and Europe in VTL-308, the Company’s phase 3 randomized, controlled, open-label trial, designed to evaluate the ELAD System in subjects with severe alcoholic hepatitis (sAH). As of August 2nd, 95 subjects were enrolled in the trial with 49 sites open for enrollment. The Company still expects to report topline data around mid-2018, most likely in the third quarter.

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In June, the Company released data describing the baseline characteristics of the first 67 subjects enrolled in VTL-308. Today, the Company has updated that data to include the first 93 subjects. The data continue to show that no subjects outside the enrollment criteria have been enrolled in VTL-308 to date, and that the subject baseline characteristics are closely tracking the reference subset from VTI-208, the Company’s prior phase 3 clinical trial with ELAD in subjects with sAH on which the design of VTL-308 is based. The updated baseline data are presented in the table below:

	Data	Age (years)	MELD	Bilirubin (mg/dL)	INR	Creatinine (mg/dL)
VTL-308 enrollment limits		<50 yrs	≤30	≥16 mg/dL	≤2.5	<1.3mg/dL
VTI-208 reference population (n=60)	Mean (range)	40.10 (28-49)	25.60 (20-29)	26.62 (16.6 - 52.6)	1.86 (1.0 - 2.5)	0.71 (0.10 -1.30)
VTL-308 (n=93)	Mean (range)	38.32 (23-49)	25.23 (19-29)	25.15 (16.0 - 42.8)	1.83 (0.95 - 2.50)	0.73 (0.36- 1.27)

15010 Avenue of Science, Suite 200, San Diego, California, USA 92128
Tel 858.673.6840 • Fax 858-673-6843
www.vitaltherapies.com

Second Quarter 2017 Financial Results

Cash Position

Cash and cash equivalents at June 30, 2017, totaled $76.2 million compared to $60.0 million at December 31, 2016. The Company believes its current cash position could provide funding through the first quarter of 2019, well past the expected announcement of VTL-308 top-line trial results.

Results of Operations

Three Months Ended June 30, 2017

The Company reported a net loss of $12.4 million for the three months ended June 30, 2017, which compared with a net loss of $9.5 million for the same prior year period. This resulted in a net loss of $0.29 per share for the three months ended June 30, 2017, as compared to a net loss of $0.30 per share for the corresponding period in 2016, on both a basic and diluted basis. These per share figures are based on weighted-average common shares outstanding of 42,207,376 shares and 31,247,069 shares, respectively, with the increase in common shares outstanding at June 30, 2017 primarily attributable to shares issued as part of the Company’s follow-on offering in the first quarter of 2017.

Research and development expenses increased to $9.8 million for the three months ended June 30, 2017 as compared to $6.9 million for the three months ended June 30, 2016. This was primarily due to an increase in clinical trial and related costs in comparison to the prior year period. General and administrative expenses were $2.7 million for both the three months ended June 30, 2017 and 2016.

Conference Call Details

Vital Therapies will host a conference call to discuss these results and provide a corporate update today at 4:30 PM ET, which will be open to the public. The conference call dial-in numbers are (855) 765-5682 for domestic callers and (919) 825-3204 for international callers. The conference ID number for the call is 58660651. Participants can access the live webcast via a link on the Vital Therapies website in the Investor Relations section under the heading “Events” at: http://ir.vitaltherapies.com/.

For those unable to listen in at the designated time, a conference call replay will be available for one week following the conference call. The conference call replay numbers for domestic and international callers are (855) 859-2056 and (404) 537-3406, respectively. The conference ID number for the replay is 58660651.

About Vital Therapies, Inc.

Vital Therapies, Inc. is a biotherapeutic company developing a cell-based therapy targeting the treatment of acute forms of liver failure. The Company’s ELAD System is an extracorporeal human allogeneic cellular liver therapy currently in phase 3 clinical trials. Vital Therapies, Inc. is based in San Diego, California. Vital Therapies® and ELAD® are trademarks of Vital Therapies, Inc.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning or implying the timing and conduct of our clinical trials and the timing of the release of the results from these trials, and statements regarding our projected cash runway. Forward-looking statements are based on management's current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks and uncertainties include, but are not limited to, difficulty obtaining or maintaining regulatory approval in the United States or Europe, in particular for a combination product and open-label clinical trials; the timing of incurring costs for activities to support our clinical trials and any applications for marketing approval; whether or when we begin building any significant commercial infrastructure; our limited experience in conducting pivotal clinical trials and significant issues regarding our clinical trials, including, but not limited to, the continued participation of clinical sites and their ongoing adherence to protocols; assumptions regarding the number of subjects to be enrolled, enrollment rates, and the timing and availability of subjects meeting inclusion and exclusion criteria; changes to protocols or regulatory requirements; the need to comply with and meet applicable laws and regulations; and unexpected adverse events or safety issues. There can be no assurance that data from any of our clinical trials will be sufficient to support an application for marketing in any country or that any such application will ever be approved. These and other risks regarding our business are described in detail in our Securities and Exchange Commission filings, including in our Annual Report on Form 10-Q for the quarter ended June 30, 2017. These forward-looking statements speak only as of the date hereof, and Vital Therapies, Inc. disclaims any obligation to update these statements except as may be required by law.

Contact:

Vital Therapies, Inc.
Al Kildani
Vice President, Investor Relations and Business Development
858-673-6840
akildani@vitaltherapies.com

Vital Therapies, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	June 30, 2017	December 31, 2016

Cash and cash equivalents	$ 76,153	$ 59,991
Prepaid expenses and other current assets	1,910	1,472
Property and equipment, net	2,430	2,505
Other assets	182	58
Total assets	$ 80,675	$ 64,026

Accounts payable, accrued expenses and other
current liabilities	$ 7,292	$ 5,480
Long-term liabilities	46	100
Stockholders' equity	73,337	58,446
Total liabilities and stockholders' equity	$ 80,675	$ 64,026

Vital Therapies, Inc.
Condensed Consolidated Statements of Operations
(unaudited and in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Operating expenses:
Research and development	$9,834	$6,858	$19,462	$13,715
General and administrative	2,715	2,688	5,774	5,487
Total operating expenses	12,549	9,546	25,236	19,202
Loss from operations	(12,549)	(9,546)	(25,236)	(19,202)
Other income	142	78	227	145
Net loss	$(12,407)	$(9,468)	$(25,009)	$(19,057)

Net loss per share, basic and diluted	$(0.29)	$(0.30)	$(0.67)	$(0.62)
Weighted-average common shares
outstanding, basic and diluted	42,207,376	31,247,069	37,452,655	30,905,079

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